                                                         Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-149551, No. 333-148863, No. 333-148862, No. 333-141793, No. 333-212131, No. 333-237259 and No. 333-265567) and on Form S-3 (No. 333-195562, No. 333-198718, No. 333-215144, No. 333-220885, No. 333-220889, No. 333-247995, and No. 333-270204) of Enstar Group Limited of our report dated February 22, 2024 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 22, 2024